EXHIBIT 5

GIBSON, DUNN & CRUTCHER LLP
LAWYERS
A REGISTERED LIMITED LIABILITY PARTNERSHIP
INCLUDING PROFESSIONAL CORPORATIONS

4 Park Plaza Irvine, California 92614-8557
(949) 451-3800
www.gibsondunn.com

February 10, 2004

Direct Dial	Client No.
(949) 451-3800	C 29019-00922

Fax No.
(949) 451-4220

Fluor Corporation
One Enterprise Drive
Aliso Viejo, California 92656

     Re: Registration Statement on Form S-3 Pursuant to Rule 462(b)

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Fluor Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”), and relating to the Company’s earlier effective Registration Statement on Form S-3 (No. 333-63984), as amended (the “Existing Registration Statement”), and the prospectus contained in the Existing Registration Statement (the “Prospectus”). The Registration Statement relates to the registration and issuance by the Company of up to an additional $30,000,000 aggregate initial offering price of the debt securities, issuable in various series (the “Debt Securities”). The Debt Securities will be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and The Bank of New York, as trustee (the “Trustee”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

     In addition, we have examined the originals, or copies identified to our satisfaction as being true and complete copies of such other documents and records as we have deemed necessary for the purposes of our opinion. In our examination, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion

GIBSON, DUNN & CRUTCHER LLP

Fluor Corporation
February 10, 2004

expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

     We have assumed with your permission that:

     (a)  the Indenture will be executed and delivered by the Company and the Trustee;

     (b)  the terms of the Indenture will not, and the terms of any applicable officer’s certificate or supplemental indenture as provided by the terms of the Indenture (each, a “Supplemental Indenture”) will be duly established in conformity with the Indenture so as not to, violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company, result in a default under or breach of any agreement or instrument binding on the Company, or violate any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;

     (c)  the Trustee will have all requisite power and authority to execute, deliver and perform its obligations under the Indenture and any applicable Supplemental Indenture;

     (d)  the execution and delivery of the Indenture and any applicable Supplemental Indenture and the performance of the Trustee’s obligations thereunder will be duly authorized by all necessary action on the Trustee’s part and the Indenture and any applicable Supplemental Indenture will be duly executed and delivered by the Trustee;

     (e)  the Indenture and any applicable Supplemental Indenture will be enforceable against the Trustee in accordance with their terms; and

     (f)  at the time of delivery of the Debt Securities:

(i) the Registration Statement shall not have been terminated or rescinded;

(ii) the terms of the Debt Securities will not violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company, result in a default under or breach of any agreement or instrument binding on the Company, or violate any requirement or restriction imposed by any court or other governmental body having jurisdiction over the Company;

(iii) the Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and there will not have occurred any change in law affecting the validity or enforceability of such Debt Securities;

GIBSON, DUNN & CRUTCHER LLP

Fluor Corporation
February 10, 2004

(iv) there shall be no terms or provisions contained in the Indenture, any Supplemental Indenture or any other agreement pursuant to which any Debt Securities are to be issued which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument;

(v) in the case of an underwritten offering, the applicable underwriting agreement shall have been duly authorized, executed and delivered and the Debt Securities so offered shall have been issued and sold in accordance with the terms and conditions of such underwriting agreement; and

(vi) the Company will be in good standing with the Secretaries of State of the States of Delaware and California.

     Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that, when (1) the Company’s board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, (2) the terms of the Debt Securities have been duly established in accordance with the terms of the Indenture and any applicable Supplemental Indenture, (3) the Debt Securities have been duly executed and delivered and have been duly authenticated by the Trustee and have been duly executed and delivered on behalf of the Company against payment therefor, all in accordance with the terms and provisions of the Indenture and any applicable Supplemental Indenture and as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement, and (4) each of the Registration Statement and any required post-effective amendments thereto have become and remain effective under the Securities Act, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with their terms.

     The opinion set forth above is subject to the following exceptions, limitations and qualifications, to which we express no opinion:

     (A)  the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and court decisions of general application, including without limitation, statutory or other laws regarding fraudulent or preferential transfers relating to, limiting or affecting the enforcement of creditors’ rights generally and laws affecting distribution by corporations to stockholders;

     (B)  the application of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding at law or in equity;

GIBSON, DUNN & CRUTCHER LLP

Fluor Corporation
February 10, 2004

     (C)  the enforceability of any provision in the Indenture or any applicable Supplemental Indenture regarding rights of indemnity or contribution where such provision is limited by applicable federal or state law or contrary to public policy; and

     (D)  the enforceability of any provisions of the Debt Securities, the Indenture or any Supplemental Indenture regarding the remedies available to any person (1) to take action that is arbitrary, unreasonable or capricious or is not taken in good faith or in a commercially reasonable manner, whether or not such action is permitted under the Debt Securities, the Indenture or any Supplemental Indenture, or (2) for violations or breaches that are determined by a court to be non-material or without substantially adverse effect upon the ability of the Company to perform its material obligations under the Debt Securities, the Indenture or any Supplemental Indenture; (3) the provisions of the Debt Securities, the Indenture or any Supplemental Indenture that may provide for interest on interest or penalty interest; or (4) the effectiveness of any waiver in respect of the Debt Securities of any rights of any party, or duties owing to it, as a matter of law, or that is broadly stated or does not describe the right or duty purportedly waived with reasonable specificity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement, the Prospectus and any related Prospectus Supplement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

GIBSON, DUNN & CRUTCHER LLP

JRH/JMW/GCT/RCO/JPS